UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2009 (January 21, 2009)

FREESCALE SEMICONDUCTOR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32241	20-0443182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On January 21, 2009, Freescale Semiconductor, Inc., (“Freescale”) received approximately $184 million under a draw from its $750 million revolving credit facility under its $4,250,000,000 Credit Agreement, dated as of December 1, 2006, as amended, to enhance its liquidity and cash position. The terms of the Credit Agreement require borrowings outstanding under the revolving credit facility to be paid on or before December 1, 2012. A more detailed description of the Credit Agreement can be found in Freescale’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 13, 2008.

The $750 million revolving credit facility includes a $60 million commitment from Lehman Commercial Paper, Inc. (“LCPI”), which filed a petition under Chapter 11 of the U.S. Bankruptcy Code in the Southern District of New York on October 5, 2008. Freescale’s borrowing request for the funds received on January 21, 2009, was not honored by LCPI and there can be no assurances that any future borrowing requests will be honored by LCPI.

Freescale previously received $460 million under its revolving credit facility in October 2008 and has approximately $23 million in letters of credit outstanding under the revolving credit facility.

A copy of the Credit Agreement was filed with the SEC as Exhibit 10.16 to the Registration Statement on Form S-4, filed on March 8, 2007, registration number 333-141128.

A copy of the press release announcing the $184 million draw is attached as Exhibit 99.1 to this report.

Section 9—Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated January 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, INC.

By:	/s/ Dathan C. Voelter
Name: Dathan C. Voelter
Title: Assistant Secretary

Date: January 22, 2009

Exhibit Index

Exhibit Number	Description

99.1	Press release dated January 22, 2009.